Exhibit (8)(f)(4)

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (“Agreement”), dated this 14th day of September, 2017 with an effective date as of the 30th day of December, 2016, by and among: Calvert Research and Management (“CRM”), a business trust organized under the laws of the Commonwealth of Massachusetts, and Modern Woodmen of America, a life insurance company organized  under  the  laws  of the State of Illinois (the “Company”), for the provision of administrative services by the Company.

WHEREAS, the Company entered into an Administrative Services Agreement, dated October 29, 2001, with Calvert Investment Management, Inc. (“CIM”) (formerly Calvert Asset Management Company, Inc.) and Calvert Investment Distributors, Inc. (“CID”) (formerly Calvert Distributors, Inc.) (the “Calvert Services Agreement”). The Calvert Services Agreement was entered  into  in  connection  with  administrative  services  to be provided by the Company to Calvert Variable Products, Inc. (the Fund”).

WHEREAS, CRM, a wholly-owned subsidiary of Eaton Vance Corp., has agreed to purchase substantially all of the business assets of CIM, investment adviser to the Fund, subject to various closing conditions (the “Transaction”). In the Transaction, which will close once the conditions  to  closing  have been satisfied (the “Transaction Date”),  CRM will assume only specified  business assets of CIM and will not assume any of CIM’s liabilities,  The Transaction Date is anticipated to be on or about December 30, 2016;

WHEREAS, as of the Transaction Date, CRM will become the investment adviser to the Fund,  and  CIM  and  CID  will  no longer provide investment advisory or other services to the Fund; and

WHEREAS, the Company and CRM desire to continue the current arrangement for the provision of administrative services to the Fund, as described in the Calvert Services Agreement following the closing of the Transaction.

WHEREAS,  the  Company  has  provided  the  administrative services to the Fund since the Transaction Date without interruption.

NOW THEREFORE,  in  consideration of the mutual benefits and promises contained herein, the parties hereto agree as follows:

SECTION 1.                                     The parties hereto hereby adopt all terms of the Calvert Services Agreement  and  agree  that the terms of the Calvert Services Agreement that relate to CIM will now relate to CRM, except as otherwise provided herein.

SECTION 2.                                     Company  confirms that all of its representations, warranties and conditions in the Calvert Services Agreement continue in full force and effect.

SECTION 3.                                     The parties agree that CRM shall only assume liability under the Agreement  as  of  the Transaction Date, and CRM and its affiliates shall have no liability whatsoever  (including,  without limitation, any indemnification obligation) for any act or omission of  CID  prior  to  the  Transaction date, or for any costs, expenses, loses, damages, liabilities of any kind whatsoever, arising prior to the Transaction Date.

SECTION 4.                                     All notices to CRM pursuant to the Agreement shall be sent as follows:

Calvert Research and Management

Two International Place

Boston, MA 02110

Attn: Chief Legal Officer

SECTION 5.                                     The occurrence of the Transaction on the Transaction Date is a condition precedent to the effectiveness of the terms of this Agreement.

SECTION 6. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  The  parties agree that this Agreement will be considered signed when the signature of  a  party is delivered by facsimile transmission or delivered by scanned image (e.g.  .pdf, .tiff, jpg,  .jpeg  or  other  file  extension)  as an attachment to an email.  Such facsimile or scanned image may include this Agreement in its entirety or a standalone signature page, either of which shall  have  the  same  effect as an original signature and shall be considered definitive evidence of the final agreement between the parties.

IN WITNESS WHEREOF,  the  parties  hereto  have  caused their duly authorized officers to execute this Agreement as of the date and year first above written.

MODERN WOODMEN OF AMERICA

By:	/s/ W. Kenny Massey
Name:	W. Kenny Massey
Title:	President & CEO

CALVERT RESEARCH AND MANAGEMENT

By:	/s/ Maureen Gemma
Name:	Maureen Gemma
Title:	Secretary